Nu Horizons Electronics Corp.
                     70 Maxess Road    Melville, NY 11747
                       631-396-5000    Fax: 631-396-5060
--------------------------------------------------------------------------------

Company Contact: Paul Durando, VP Finance
                 Nu Horizons Electronics Corp.
                 631-396-5000



NU HORIZONS REPORTS SALES AND EARNINGS RESULTS FOR THE FIRST QUARTER FISCAL 2004


MELVILLE, NY, July 2, 2003 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive components, today announced its financial results for the first quarter of fiscal 2004, reflecting the period ended May 31, 2003.

Net sales for the quarter decreased to $72.8 million as compared to $75.0 million for the prior year's fiscal period. Net loss for the first quarter was $831,000 or $0.05 per share on 16,675,040 average basic shares outstanding as compared to net income of $7,705, or $0.00 per share on 16,636,447 average basic shares outstanding ($0.00 per share on 17,482,949 diluted shares) in the corresponding year ago period.

Arthur Nadata, president and chief executive officer of Nu Horizons, said, "While sales were down for the period year over year we were encouraged by the sequential improvement in our sales volume by 3% and gross margin percentage by 7% which resulted in a substantial reduction in our net loss from the immediate prior period. Our operating overhead for the period increased sequentially, as well as year over year as we continue to invest in our infrastructure both domestically and in Asia with a heavy emphasis on "design in" proprietary products and continue to increase market share within our major product lines in both marketplaces.

Yesterday we announced a partnership agreement with Linear Technology Corporation to distribute their products throughout North America. We look forward to a profitable relationship with Linear, and are extremely excited to partner with one of the leading high-performance analog solution providers within the industry. Linear's broad line of products compliments our strong product offering providing more complete system solutions for our customers."

NUHC Reports First Quarter Fiscal 2003 Results                           Page 2
                 Financial Highlights (Unaudited)

Sequential quarter to quarter growth was driven by market share growth; particularly in our Demand Creation Design Win efforts. The component marketplace remains sluggish with near term visibility remaining unclear which we believe will continue for the balance of 2003 and the early part of 2004. Our strategy is to continue to gain market share in our franchised product lines domestically and to continue our special focus on the Asian marketplace. These efforts should allow us to achieve sales growth in this challenging environment," concluded Nadata.

A conference call to further discuss earnings will be held today at 4:15 PM EDT. This call can be accessed by dialing 1(800) 915-4836, (international, dial 1-973-317-5319) and refer to the Nu Horizons call. A webcast of the call will also be available online (both live and after the call beginning at 7:00 PM EDT) at WWW.NUHORIZONS.COM. A transcript of the webcast will remain available on the website for a period of twelve months after the call. In connection with the conference call, Nu Horizons has posted on its website certain information regarding its first quarter results.


About Nu Horizons

Nu Horizons is a national distributor of high technology electronic components, which provide innovative, total semiconductor solutions through products and technologies that are faster, smaller and lower powered. Nu Horizons was established in 1982 and currently has 30 branch offices located in the U.S., Asia and Europe. For more information, visit the Nu Horizons' home page at HTTP://WWW.NUHORIZONS.COM.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronic component industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward looking statements




                             Financial Tables Follow

NUHC Reports First Quarter Fiscal 2003 Results                          Page 3
                        Financial Highlights (Unaudited)

                          NU HORIZONS ELECTRONICS CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            FOR THE QUARTER ENDED
                                                   ---------------------------------------
                                                         May                  May
                                                       31, 2003             31, 2002
                                                   -----------------    -----------------
                                                   -----------------

NET SALES                                              $ 72,803,142          $75,012,268
                                                   -----------------    -----------------

COSTS AND EXPENSES:
    Cost of sales                                        58,771,401           60,547,990
    Operating expenses                                   15,353,582           14,264,637
    Interest (income)                                       (8,904)                    -
    Interest expense                                         20,572               47,826
                                                   -----------------    -----------------
                                                         74,136,601           74,860,453
                                                   -----------------    -----------------
                                                   -----------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME
   TAXES AND MINORITY INTERESTS                          (1,333,459)             151,815

    Provision  for income taxes                             585,104               45,265
                                                   -----------------    -----------------
                                                   -----------------

INCOME (LOSS) BEFORE MINORITY INTERESTS                     748,355              106,550

    Minority interest in earnings of subsidiary              83,016               98,845
                                                   -----------------    -----------------
                                                   -----------------    -----------------

NET INCOME (LOSS)                                        $(831,371)              $ 7,705
                                                   =================    =================
                                                   =================    =================

NET INCOME PER COMMON SHARE - BASIC:
    Basic                                                      $.05                 $.00
    Diluted                                                     N/A                  .00

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
    Basic                                                16,675,040           16,636,447
    Diluted                                              17,046,710           17,482,949


                                     (more)







NUHC Reports First Quarter Fiscal 2003 Results                           Page 4
                        Financial Highlights (Unaudited)

                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                               May 31,             February 28,
                                                                                2003                   2003
                                                                             -----------           ------------
                                                                             (unaudited)

                                   - ASSETS -


CURRENT ASSETS:
   Cash and cash equivalents                                                  $ 27,530,376        $ 31,345,616
   Accounts receivable - net of allowance for doubtful accounts of
     $4,088,963 and $4,083,590 for May 31, 2003 and February 28,
     2003, respectively                                                         44,319,721          39,092,343
   Inventories                                                                  60,279,363          66,073,022
   Prepaid expenses and other current assets                                     2,561,337           2,952,665
                                                                          ----------------     ---------------

                         TOTAL CURRENT ASSETS                                  134,690,797         139,463,646

PROPERTY, PLANT AND EQUIPMENT - NET (Note 2)                                     4,965,742           5,150,499

OTHER ASSETS:
   Subordinated note receivable (Note 3)                                         2,000,000           2,000,000
   Other assets                                                                  1,501,590           1,485,044
                                                                           ---------------      --------------
                                                                           ---------------      --------------

                                                                             $ 143,158,129        $148,099,189
                                                                           ===============      ==============
                                                                           ===============      ==============

                    - LIABILITIES AND SHAREHOLDERS' EQUITY -

CURRENT LIABILITIES:
   Accounts payable                                                           $ 14,128,714         $16,732,172
   Accrued expenses                                                              3,996,047           5,939,395
                                                                           ---------------      --------------
                                                                           ---------------      --------------
                        TOTAL CURRENT LIABILITIES                               18,124,761          22,671,567
                                                                           ---------------      --------------
                                                                           ---------------      --------------

LONG TERM LIABILITIES:
   Deferred income taxes                                                           231,532             252,832
                                                                           ---------------      --------------
                       TOTAL LONG-TERM LIABILITIES                                 231,532             252,832
                                                                           ---------------      --------------
                                                                           ---------------      --------------

MINORITY INTEREST IN SUBSIDIARIES                                                1,265,465           1,182,449
                                                                           ---------------      --------------
                                                                           ---------------      --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized; none
     issued or outstanding                                                               -                   -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     16,675,040 and 16,663,817 shares issued and outstanding for May 31,
     2003 and February 28, 2003, respectively                                      110,055             109,981
   Additional paid-in capital                                                   42,968,939          42,925,545
   Retained earnings                                                            81,498,759          81,498,759
   Other accumulated comprehensive income (loss)                                  (148,642)           (541,944)
                                                                           ----------------     --------------
                                                                           ----------------     --------------
                                                                               123,597,740         123,992,341
   Less: loan to ESOP                                                               61,369                   -
                                                                           ----------------     --------------
                                                                           ----------------     --------------
TOTAL SHAREHOLDERS' EQUITY                                                     123,536,371         123,992,341
                                                                           ----------------     --------------
                                                                           ----------------     --------------

                                                                               $143,158,129       $148,099,189
                                                                           ================     ===============
                                                                           ================     ===============




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